Exhibit 99.1

     J & J Snack Foods Corp. Announces Increase to Quarterly Cash Dividend

    PENNSAUKEN, N.J.--(BUSINESS WIRE)--Nov. 21, 2006--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.085 per share of its common stock payable on January 4, 2007 to shareholders of record as of the close of business on December 15, 2006. The cash dividend of $.085/share represents a 13% increase from the previous quarterly dividend rate of $.075/share.

    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID* and BARQ'S** and CHILL*** frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia and Vernon, (Los Angeles) California.

    *MINUTE MAID is a registered trademark of The Coca-Cola Company.

    **BARQ'S is a registered trademark of Barq's Inc.

    ***CHILL is a registered trademark of Wells Dairy, Inc.

    CONTACT: J & J Snack Foods Corp.
             Dennis G. Moore, 856-665-9533